Exhibit 10.6

World Headquarters
3001 Summer Street
Stamford, CT 06926
www.pitneybowes.com

SEPARATION AGREEMENT AND GENERAL RELEASE PITNEY BOWES INC.

August 7, 2024

James Arthur Fairweather
85 Point Beach Dr
Milford, Connecticut  06460-7647

Dear James:

This letter agreement (the “Agreement”) is by and between you and Pitney Bowes Inc. and/or its parent, subsidiaries, affiliates, divisions, related business entities, and with respect to each of them, their predecessors, successors, and assigns, employee benefit plans or funds, and with respect to each such entity, all of its or their past, present and/or future directors, officers, attorneys, fiduciaries, representatives, shareholders, agents, employees, heirs, personal representatives, benefit plans, trustees, administrators and assigns, whether acting on behalf of  a company entity or in their individual capacities (collectively the “Company Entities”).  Your Benefit Information, regardless of whether you sign this Agreement, is provided in a separate document.

Because of the subject of this letter, its tone necessarily is formal. However, on behalf of the Company Entities, I want to express our sincere appreciation for the contributions you have made during your employment.  I also want to convey to you our best wishes for your future.

Except with respect to agreements, plans, policies, or programs referred to herein, this Agreement supersedes any and all previous agreements, either signed or unsigned, with respect to your employment or termination of employment, except that you specifically agree to continue to be bound by: any patent or intellectual property provisions; any restrictive covenant provisions regarding, without limitation, non-competition, non-solicitation and non-disclosure; any non-disparagement provisions; and any Proprietary Interest Protection Agreement, all of which shall specifically survive and continue in full force and effect. Wherever in this Agreement it requires you to sign this Agreement containing a waiver and release, it is also meant to require that you sign an Updated Waiver and Release on or about your Last Day of Work if requested to do so by the Company. By signing this Agreement you also agree to sign such Updated Waiver and Release  requested by the Company.

Pitney Bowes - Confidential

James Arthur Fairweather
August 7, 2024

1.	LAST DAY OF WORK/SEPARATION DATE:

Your Last Day of Work for Pitney Bowes Inc. (the “Company”) will be March 31, 2025 and your Separation Date will be April 1, 2025, unless an earlier Last Day of Work and Separation Date are required due to a significant change in current business conditions and/or needs. For purposes of your 2024 annual bonus, the Company agrees to apply the same performance multiplier for 2024 applied to comparable employees (e.g., if comparable employees are being paid at 110% of target, your 2024 annual bonus will also be paid at 110% of target, and if comparable employees are being paid at 80% of target, your 2024 annual bonus will also be paid at 80% of target), with such annual bonus paid when annual bonuses for then active employees of the Company are paid, but no later than March 15, 2025. The period of your continued employment through March 31, 2025 shall be referred to herein as the “Continuation Term.” As of your Separation Date, you shall not represent yourself as being an employee, officer, agent or representative of the Company for any purpose. If your employment is not terminated as of the Separation Date, this Agreement shall be immediately revoked and deemed null and void.

2.	SEVERANCE TERMS AND CONDITIONS:

Your “Annual Base Salary” is $605,690.00 and your service recognized under the Severance Plan is 25 years and 8 completed months of service.

a.
Base Severance.  Subject to eligibility under the Company’s Severance Pay Plan (“Severance Plan”), you will receive severance benefits of two (2) weeks base pay equal to the gross sum of $23,295.76, even if you do not sign this Agreement (“Minimum Benefit”).  Base pay is your base salary rate of pay recognized for Severance Plan purposes.  As used in this Agreement, Base Severance Period means the period you will be receiving Base Severance.

b.
Conditional Severance. Subject to the terms of the Company’s Severance Pay Plan and if you sign this Agreement and comply with all its terms, you will receive Conditional Severance benefits of 50 weeks base pay equal to the gross sum of $582,394.00 (“Conditional Benefit”). The Conditional Benefit is in addition to your Minimum Benefit.  As used in this Agreement, the term Conditional Severance Period means the period of time you are receiving Conditional Severance.

c.
If you sign this Agreement and comply with all its terms, the Company will provide you with a pro-rata annual bonus, if any, for 2025 (the “Pro-Rata Bonus”), which Pro-Rata Bonus, if any, shall take into consideration the period of time in 2025 in which you were employed by the Company and actual Company results, and be determined at the discretion of the Company’s Board of Directors. The Pro-Rata bonus, if any, will be paid to you when annual bonuses for then-active employees of the Company are paid, but no later than March 15, 2026.

d.	Base Severance and Conditional Severance will be paid in a stream of payments on regular paydays following your Separation Date.

Pitney Bowes - Confidential

James Arthur Fairweather
August 7, 2024

e.	Tax Withholding. Severance payments made pursuant to this Agreement are taxable and the Company will withhold required federal, state and employment taxes from these payments.

f.
Unemployment Compensation. The decision to apply for state unemployment compensation is your own. If you choose to apply for Unemployment Compensation (Connecticut ID Number 3717208) based on the termination of your employment with the Company, the Company may be asked to characterize the circumstances of your termination of employment. If asked the Company will answer all inquiries truthfully.

g.
Continued Performance of Job Responsibilities. Payment of any Severance and your continued employment through the Separation Date is contingent upon your performance of job responsibilities assigned to you by the Board of Directors and the Company’s Interim Chief Executive Officer at acceptable levels and your compliance with the Company’s Policies and Procedures as well as you remaining an employee in good standing through your Separation Date.

If your employment is terminated by Pitney Bowes for any reason other than for “Cause”1 prior to the end of the Continuation Term, the Company agrees that it shall pay you the balance of what you would have been paid had you worked for the full Continuation Term, and you will still be eligible for the severance provided under this Agreement.  However, if you voluntarily resign or are terminated for “Cause” prior to the end of the Continuation Period, you will not be eligible for any additional payments from the Company had you worked for the remainder of the Continuation Term and will not be eligible for the severance provided under this Agreement.

h.	Balances You Owe the Company. You agree that any money you owe the Company may be deducted from any Severance paid, subject to applicable law.

i.
Severance Period. For purposes of this Agreement, the term Severance Period means the period from your Separation Date through to the end of the period in which you are receiving any severance payments or through the entire bridged period if that applies to you.

1 “Cause” shall mean (i) your willful and continued failure to perform substantially the duties of your employment (other than due to physical or mental incapacity); (ii) your willful engaging in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company; (iii) your willful  disclosure of confidential or trade secret information of the Company (or any of its affiliates) to anyone who is not entitled to receive such information; (iv) your willful breach of your Proprietary Information Protection Agreement (to the extent applicable on or after September 4, 2024); or (v) your engaging in embezzlement from the Company; provided, however, that no act or failure to act, on your part, shall be considered “willful” unless it is done, or omitted to be done, by you in bad faith or without reasonable belief that your action or omission was in the best interests of the Company.  Prior to terminating you for “Cause,” the Company agrees to provide you with fifteen (15) days’ written notice of such termination, and you will have the opportunity to cure such conduct, if curable, during said 15-day period.

Pitney Bowes - Confidential

James Arthur Fairweather
August 7, 2024

j.
Death. If you should die at any time after the date you have executed this Agreement any unpaid Severance shall be paid to your estate in a lump sum payment as soon as practicable after death.  Your estate will be entitled to such unpaid Severance even if your death occurs prior to the end of the Continuation Term.

3.	HEALTH CARE COVERAGE:

a.	Your Current Coverage

Generally, your current medical, prescription drug and dental coverage elections and related costs will continue until the end of the month in which your employment terminates.  Immediately thereafter, other coverage (including COBRA or Retiree Medical coverage) shall begin, depending on your eligibility and your coverage elections.

b.	Your COBRA Coverage

Under the Consolidated Omnibus Budget Reconciliation Act (COBRA), you have the right to elect to continue your Pitney Bowes medical, prescription drug and/or dental coverage for up to 18 months after your coverage as an active employee ends.  Shortly after your Separation Date, Willis Towers Watson will mail a kit containing COBRA information to your home. You will be required to make your COBRA election by contacting Willis Towers Watson (through the Pitney Bowes Services Center) directly by phone or through their website.  Failure to provide payment will result in a lapse of coverage.

Coverage may cease before the end of the COBRA period if certain events take place (please refer to “Your Benefits Information Handbook” for more information).  When the COBRA period has ended you may be offered coverage under your provider's individual coverage conversion provision, if offered by the provider.  The individual coverage offered may not be the same coverage offered under the active or COBRA plan.

c.	Your COBRA Premium

You will be charged the full COBRA premium (102%) for your COBRA coverage beginning the first day of the month after your employment terminates.

Pitney Bowes - Confidential

James Arthur Fairweather
August 7, 2024

Eligibility for Active Rate Period. However, if you sign this Agreement (and, if applicable, an Updated Waiver and Release) and comply with its terms, you will be eligible for COBRA medical coverage at the active employee rate for the first six (6) months of your COBRA period.  Thereafter, you will pay the full COBRA rate (102%) for the remainder of your eligible COBRA period.  The active employee rate will end if you find new employment and are eligible for medical and dental coverage from your new employer during the six-month period.  If you are eligible for the Active Rate Period, to obtain the company subsidy you must enroll in COBRA coverage with Willis Towers Watson by phone or through their website.  Follow the directions in your COBRA package sent to you by Willis Towers Watson soon after your Last Day of Work.

Bridging to Retiree Medical and Dental Coverage.  If you are within two (2) years of qualifying for retiree medical and dental coverage (age 55 and 10 years of service with the Company after age 45), if you sign this Agreement, the Company will bridge you to retiree medical and dental eligibility.  Although you currently are not eligible for retiree medical and dental coverage under the Pitney Bowes Medical Plan, if you sign this Agreement we are prepared to bridge you to eligibility for retiree medical and dental coverage by continuing active employee medical and dental coverage until April 30, 2026. In no event will the active rate medical period be less than six (6) months from the Last Day Worked.  Bridging you to retiree medical and dental eligibility will not affect your separation payments as described above.  Rather the Company will provide medical and dental coverage at active employee rates until you reach retiree medical and dental eligibility and at that point you will be converted to retiree medical and dental coverage.  You will also have concurrent COBRA rights. You will be responsible for making full and timely payments of medical and dental premiums.  Failure to make full and timely payment of medical and dental premiums when due will result in lapse of coverage and will affect your eligibility for retiree  medical and dental coverage or COBRA coverage as the case may be.  Your medical and dental coverage during this period will be administered through Willis Towers Watson (e.g., direct billed). The active employee rate will end if you find new employment and are eligible for medical and dental coverage from your new employer but your bridging service will continue until your Retiree Medical and Dental eligibility date.  You will be eligible to elect Retiree Medical and Dental on the first day of the month following the date you become eligible for such coverage.

Rate Changes.  Rates charged by the Company for medical and dental coverage, including active, COBRA and Retiree coverage, is subject to change when it is changed for active employees (usually annually effective January 1st).

If you do not receive your COBRA materials, please contact Willis Towers Watson at 1-888-469-7276.  You will be direct billed for this coverage on a monthly basis.  Note that you are responsible to contact Willis Towers Watson during transition periods regarding your medical and dental coverage choices.

Pitney Bowes - Confidential

James Arthur Fairweather
August 7, 2024

Failure to make full and timely payment of premiums when due will result in a lapse of coverage.

d.	Dental

The cost of dental coverage continuation will be based on COBRA rates for the entire COBRA period.

If you wish to elect COBRA, follow the instructions in the COBRA package sent to you by Willis Towers Watson soon after your Last Day of Work.  You must pay your COBRA premiums directly to Willis Towers Watson LLC (through the Pitney Bowes Services Center) to continue your COBRA coverage.  Failure to make full and timely payment of premiums will result in lapse of coverage.

e.	Flex Dollars

Any Flex Dollars will cease upon your Separation Date. However, if you sign this Agreement, and comply with all its terms, your Flex Dollars will continue through the period during which you are eligible for the active employee rate and elect continued coverage.

4.	LIFE INSURANCE COVERAGE:

If you sign this Agreement and comply with all its terms, you will receive Company-provided term life insurance coverage equal to one year of your base salary in effect as of your Separation Date for a one-year period following your Last Day of Work (the “Extended Coverage Period”).  There is no employee-paid monthly premium for this life insurance coverage but you will have imputed income based on this coverage pursuant to tax law to the extent the coverage exceeds $50,000.

5.	PENSION PLAN:

Since you are within two (2) years of either age 55 or 10 years of service and if you sign this Agreement, the Company will bridge you to Early Retirement for Pension Plan purposes.  Even though you are fully vested in the Pension Plan, in order to qualify for Early Retirement under the Pension Plan you will need to be bridged until April 29, 2026.  If the weeks of your Severance Period are insufficient to get you to April 29, 2026, the Company will bridge you to Early Retirement eligibility for up to 24 months from your Last Day Worked. In your case you will be bridged to April 29, 2026. After December 31, 2014, no further accruals will occur under the Pension Plan. Therefore, your Severance Period will only count toward your eligibility for Early Retirement under the Pension Plan.  In some cases, pension benefits described in this Agreement may be paid under the Pitney Bowes Pension Restoration Plan, instead of the Pension Plan, in accordance with either plan terms or the law.  The Company always reserves the right to amend, modify, or terminate its employee benefits plans in the ordinary course of business, even as those plans and policies may impact you, without prior notice.

Pitney Bowes - Confidential

James Arthur Fairweather
August 7, 2024

If you wish to take a lump sum distribution under the Pension Plan, you must elect that form of distribution by the later of the date you turn age 55, the end of your Severance Period, or 45 days from the date on your term vested letter notifying you of your vested retirement benefit under the Pitney Bowes Pension Plan.  Thereafter your benefit must be paid in monthly payments (an annuity).  If you have a benefit under the nonqualified Pension Restoration Plan, unless you notify us otherwise before your Last Day of Work, you will receive a lump sum payment of Pension Restoration Plan thirteen (13) months after Last Day of Work.  It is your responsibility to maintain a current address at Pitney Bowes and to notify the Pitney Bowes Benefits Center at 1-888-469-7276 before required deadline dates to commence your Pension Plan benefits.  You should request a Pension kit at least 60 days, but not more than 90 days, in advance of your anticipated benefit payment date.

6.	RE-HIRE POLICY:

In furtherance of your transition from the Company, you agree not to apply for re-employment with the Company or with any of the Company Entities and/or be placed as a temporary employee with the Company or with any of the Company Entities through an outside employment agency and that the Company Entities need not consider you for re-employment or for placement as a temporary employee by an outside employment agency should you apply until after two (2) years from your Separation Date in any operation as an employee, consultant, job shopper, contract employee or temporary.

7.	STOCK OPTIONS, PERFORMANCE STOCK UNITS, CASH INCENTIVE UNITS, STOCK CASH INCENTIVE UNITS AND RESTRICTED STOCK UNITS:

If you sign this Agreement and comply with all of its terms and all other applicable award financial goals are met, and you do not exercise your right to revoke, you will be bridged to retirement for the purposes described in this paragraph and then in accordance with the terms of Pitney Bowes Severance Policy – Treatment of Stock Options and your Award Agreement, the stock options and restricted stock units  granted to you before your Separation Date that are at least partially vested or outstanding for one year as of your Separation Date will continue to vest and remain exercisable, in accordance with the vesting schedule in the Notice of Grant Agreement.

Pitney Bowes - Confidential

James Arthur Fairweather
August 7, 2024

Upon your becoming eligible for retirement (10 years of service, including bridging to 10 years of service, and age 55) any outstanding stock option awards and restricted stock units will immediately vest, and any outstanding stock option awards may be exercised for the remainder of the original term of each grant.  The Company shall pay you a prorated payout for your outstanding Performance Stock Units (PSUs) or Cash Incentive Units (CIUs) at the close of each respective cycle when the value of the PSUs or CIUs are determined.  The payout is based on your total completed months of active service through your Last Day of Work with the Company during each 36 month PSU or CIU cycle divided by 36 and multiplied by a percentage based on the achievement of performance-based targets associated with PSUs or CIUs as determined by the Board.  Any stock options granted to you for which no vesting has occurred as of your Separation Date (or restricted stock units outstanding for less than one year) are automatically forfeited on your Separation Date.   All options, whenever granted, are subject to the terms and conditions of your stock option award agreement and the Pitney Bowes Stock Plan.  Regarding Stock Cash Incentive Units (SCIU), their treatment will be as provided for in your SCIU Award Agreement.  However, any SCIUs granted to you for which no vesting has occurred as of your Separation Date (generally awarded within one year prior of your Separation Date) are automatically forfeited on your Separation Date.

If you wish to arrange for a "cashless exercise" of your stock options, you will need to contact Shareworks no later than 2:30 p.m. (E.S.T.) on the expiration date (or 11:30 a.m. of the expiration date if on that day the New York Stock Exchange is closing at 1:00 p.m.). If your expiration date falls on a weekend or holiday, you must submit your exercise form not later than the time specified above on the last business day before the expiration date. Any required forms to execute your transaction must be received by Shareworks by these deadline dates and times.  You can contact Shareworks at 1.877.380.7793 (U.S. and Canada) or 1.403.515.3909 (International.).  If you fail to follow this procedure relating to your exercise deadline, you will not be permitted to exercise your options and your options will be forfeited and they will not be reinstated. Contact Shareworks at the above number if you have questions regarding exercise procedures.

8.	CHANGE IN CONTROL:

In the event that your employment is terminated under circumstances that would entitle you to compensation and benefits under the Company’s Senior Executive Severance Policy, as amended and restated effective September 11, 2023 (the “Severance Policy”), including but not limited to termination on your Last Day Worked on March 31, 2025, the compensation and benefits provided under this Agreement will be increased so they are no less than those provided under the Severance Policy.

9.	RETURN OF PROPERTY:

You agree that you have returned or will return by your Separation Date all property belonging or licensed to the Company or Company Entities, including but not limited to, office equipment, computers, laptops, peripherals, hardware, software, manuals, databases, computerized data, pagers, cellular phones, blackberries or similar devices, keys, identification cards, card access to Company or customer buildings and any documents and files, regardless of format, provided to or created by you in the course of your employment by the Company.

Pitney Bowes - Confidential

James Arthur Fairweather
August 7, 2024

10.	WAIVER & RELEASE:

a.
By signing this Agreement, you agree that in exchange for the payments and other benefits and consideration contained in this Agreement to which you are not otherwise entitled, you, on behalf of your heirs, executors, administrators, trustees, legal representatives and assigns, forever release and discharge the Company Entities from any and all claims, actions, suits, demands, obligations, losses, liabilities, debts, obligations for damages (including but not limited to compensatory, exemplary and punitive damages), expenses, back pay, reinstatement, attorneys’ fees and costs whether known or unknown, against any of the Company Entities,  arising up to and including the date you sign this Agreement, including but not limited to claims arising under the following laws including any amendments to them: Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Equal Pay Act of 1963; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act of 1990; the Americans With Disabilities Act of 1990; the ADA Amendments Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act of 1988; the National Labor Relations Act; 42 U.S.C. 1981; the Family and Medical Leave Act of 1993; the  Connecticut Fair Employment Practices Act; the Connecticut Family and Medical Leave Law; the Connecticut Age Discrimination and Employee Insurance Benefits Law; the Connecticut Smokers’ Rights Law;  and any and all other claims arising under or out of any other federal, state, or local statute, law, constitution, ordinance or regulation or any other claims sounding in tort or contract, including but not limited to claims relating to express or implied contracts, public policy, negligence, personal injury, emotional distress, invasion of privacy, detrimental reliance, promissory estoppel, common law claims or any other claims arising out of or relating to your employment with the Company Entities.  Specifically, and without limitation, you waive any rights that you may have under the Pitney Bowes Incentive Program, the Key Employee Incentive Program, the Pitney Bowes Senior Executive Severance Policy, and agree that no additional cash incentives or payments are owed to you, except as provided herein.

b.
Without detracting in any respect from any other provision of this Agreement, you, in consideration of the payments and benefits provided to you in this Agreement, agree and acknowledge that this Agreement constitutes a knowing and voluntary waiver of all rights or claims you have or may have against the Company Entities as set forth herein, including, but not limited to, all rights or claims arising under the Age Discrimination in Employment Act of 1967 (“ADEA”), as amended, including, but not limited to, all claims of age discrimination in employment and all claims of retaliation in violation of the ADEA.

Pitney Bowes - Confidential

James Arthur Fairweather
August 7, 2024

c.
To the fullest extent of the law and subject to the provisions of paragraph (d) below you represent and affirm that (i) you have not filed or caused to be filed, on your behalf, or are not aware of any lawsuit, complaint or claim for relief against any of the Company Entities, that you do not have a pending claim of unlawful discrimination, harassment, sexual harassment, abuse, assault, or other criminal conduct or retaliation and you will not file or cause a filing on your behalf any lawsuit, complaint or claim for relief against any of the Company Entities; and (ii) you have no knowledge of any purported improper, unethical or illegal conduct or activities and have not reported any such conduct or activities to any supervisor, manager, department head, Human Resources representative, Corporate Compliance representative, agent or other representative of the Company, to any member of the Company’s legal or compliance departments, to PB Resolve, or to the Ethics Hotline.  You will be deemed to have sued the Company Entities if you elect to participate in and/or accept any settlement from any class action filed against any of the Company Entities.

d.
Nothing in this Agreement shall prohibit or restrict you from (i) making any disclosure of information required by law; (ii) providing information to, or testifying or otherwise assisting in any investigation or proceeding brought by any federal or state regulatory or law enforcement agency or legislative body, any self-regulatory organization, or the Company’s legal or compliance departments; or (iii) testifying, participating in or otherwise assisting in a proceeding relating to an alleged violation of the Sarbanes-Oxley Act or any federal, state or municipal law relating to fraud or any rule or regulation of the Securities and Exchange Commissioner, or any self-regulatory organization.

11.	NON-WAIVER OF VESTED OR LEGAL RIGHTS:

By signing this Agreement you are not releasing any rights or claims which  cannot be released by law including:  (1) claims to enforce your rights under your Indemnification Agreement dated April 10, 2024, or claims for coverage under the Company’s Directors & Officers Liability Insurance Policy; (2) claims to enforce this Agreement; (3) any and all accrued or vested benefits subject to the terms of applicable Company benefit plans and COBRA (for example, vested pension rights, COBRA rights to continued coverage for medical, prescription and dental, and conversion to individual coverage for life insurance); (4) claims that may arise after the date that you sign this Agreement; (5) workers’ compensation claims; or (6) your right to file a charge with an administrative agency such as the Equal Employment Opportunity Commission; however you are waiving all rights to recover money or other relief in connection with any such charge.

Pitney Bowes - Confidential

James Arthur Fairweather
August 7, 2024

12.	AFFIRMATIONS:

By signing this Agreement, you affirm as follows: (1)   you have been paid for all hours worked, with the exception of hours worked within the pay period that includes the date you sign this Agreement and/or hours worked subsequent to the date you sign this Agreement, if you sign this Agreement before your receive your final active employee paycheck; (2)  you are not owed any monies from the Company other than any amounts or payment specified in this Agreement or the Benefits Upon Separation attachment; (3) you have not suffered any on-the-job personal injury for which you have not already filed a claim; (4) you have been allowed to take all leave and afforded all other rights to which you are entitled under the Family and Medical Leave Act (FMLA) and under any applicable state family and medical leave laws, which means, among other things, that the Company has not in any way interfered with, restrained or denied your exercise of (or attempt to exercise) any federal and/or state FMLA rights, nor terminated or otherwise discriminated or retaliated against you for exercising (or attempting to exercise) any such rights.

13.	COOPERATION:

You agree to cooperate fully with reasonable requests in the handling or investigation of any administrative charges, government inquires or lawsuits involving any of the Company Entities that relate to matters that arose while you were an employee of the Company.  The Company will reimburse you for any reasonable out-of-pocket expenses you incur by reason of such cooperation, including any loss of income.  The Company will make reasonable efforts to minimize any interruption to your life in connection with your cooperation in such matters as provided for in this paragraph.

14.	POST-EMPLOYMENT OBLIGATIONS:

a.
You have certain post-employment obligations set forth in the Proprietary Interest Protection Agreement that you previously signed. This Proprietary Interest Protection Agreement survives this Agreement and is incorporated herein by reference. A copy of the Proprietary Interest Protection Agreement is attached. However, if the Federal Trade Commission’s Non-Compete Clause Rule issued on April 23, 2024, goes into effect on September 4, 2024, Section IV(a) of your Proprietary Interest Protection Agreement will not apply on and after September 4, 2024.

b.
Given your position with the Company, you had access to proprietary information which is information not made available to the public and is maintained as confidential by the Company including, but not limited to, Company procedures, scientific or technical knowledge or production information; business information of the Company including, but not limited to, marketing and business plans and strategies; customer identities, lists, needs or current or proposed product usage; current or proposed product and equipment costs, specifications and pricing, licensing arrangements, and internal financial information, personnel information including personnel lists, resumes, performance evaluations and organization structures; and, passwords or access codes to Company data bases.  You agree that you hold and will hold all such information (including information as to the termination of your employment hereunder) in a fiduciary capacity for the benefit of the Company, and will not disclose to any third party or use for your benefit or that of any third party, any proprietary information other than what is reasonably appropriate in connection with your securing other employment or engagements.

Pitney Bowes - Confidential

James Arthur Fairweather
August 7, 2024

c.
You will keep confidential the terms of this Agreement. Nothing in this Agreement is intended to prevent you from (i) using on your behalf your general knowledge or experience in any area of activity, whether or not involving your service with the Company; (ii) referring to your performance of services for the Company as descriptive of your abilities and qualifications for employment or engagement by any other person; (iii) disclosing information concerning this Agreement to your legal, personal, business or tax advisors, or members of your immediate family; or (iv) disclosing such information as may be required to be disclosed in response to a subpoena or other order of a court or competent jurisdiction or administrative agency requiring such disclosure, and after reasonable notice to the Company, but in no event more than three (3) working days of your receiving such legal process.  Nor shall the foregoing prohibit or restrict such disclosure as may be necessary for the prosecution of claims relating to the performance or enforcement of this Agreement or prohibit or restrict you (or your attorney) from responding to any such inquiry about this settlement or its underlying facts and circumstances by the Securities and Exchange Commission or any other regulatory organization. In addition, you are hereby provided notice that under the 2016 Defend Trade Secrets Act no individual will be held criminally or civilly liable under Federal or State trade secret law for a trade secret disclosure if the disclosure is: (i) made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, and (ii) made solely for the purpose of reporting or investigating a suspected violation of law; or, made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal so that it is not made public.  And, if a Company employee pursues a lawsuit for alleged retaliation for reporting a suspected violation of the law, he or she may use trade secret information in the court proceeding if he or she files any document containing the trade secret under seal, and does not does not disclose the trade secret except as permitted under a court order. Nothing in this Agreement prohibits a disclosure of trade secrets or other Confidential Information that complies with limitations described above.  However, in order for a disclosure to be permitted and protected under this provision, it must be made in strict accordance with limitations described above.

d.
You agree that neither you nor anyone acting at your direction shall at any time denigrate, through adverse or disparaging communication, written or oral, whether true or not, the operations or business of the Company or its current or former employees, including, without limitation, the expression of personal views, opinions or judgments.  Further, following the Separation Date, you shall refrain from making any statement, communication or publication that disseminates or publicizes confidential information about, places in a false light, defames, disparages or holds up to ridicule the Company or its past or present officers, management or employees.  The Company agrees that nobody shall act at the Company’s specific direction to denigrate you, through adverse or disparaging communication, written or oral, including, without limitation, the expression of personal views, opinions or judgments, or place you in a false light, defame, disparage or hold you up to ridicule.

Pitney Bowes - Confidential

James Arthur Fairweather
August 7, 2024

e.
The provisions of this paragraph shall not apply to any truthful statement required to be made by you only as a result of a subpoena or other legal compulsion in any court proceeding of government or regulatory investigation.  You further agree to notify in writing the Company’s Office of the General Counsel at 3001 Summer Street, Stamford, CT 06905, or facsimile number 203-351-6167 within three (3) working days of your receiving any such legal process, which refers to the Company.

f.
You further acknowledge that your breach of the Agreement will result in irreparable and continuing damage to the Company for which monetary damages would be an inadequate remedy.  In the event of any such breach or threatened breach by you, the Company shall be entitled to insist upon specific performance of this Agreement, and the Company shall be entitled to preliminary and permanent injunctive relief.

g.
Separately, if you should violate any of the provisions of this Agreement, particularly your Post-Employment Obligations, the Company shall have the right, as allowed by law, to terminate any additional compensation, benefit subsidization, outplacement assistance and bonus consideration that is conditioned on you signing this Agreement. The Company shall also be entitled to, as allowed by law, disgorgement of any payments made to you while you were in violation of your Post-Employment Obligations.

15.	ENFORCEABILITY:

If one or more provisions or terms of this Agreement shall be ruled unenforceable, you understand that the Company may elect to enforce this Agreement or cancel it.

16.	MATERIAL BREACH:

The Company at any time during the period of this Agreement, at its sole discretion, reserves the right to cancel any additional pay, benefits or additional considerations beyond statutory mandates, if it is discovered that you have willfully failed to comply with any material provisions of this Agreement.

17.	TAXATION:

Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws and regulations.  Notwithstanding anything to the contrary, the Company does not guarantee the tax treatment of any payments and benefits under this Agreement, including without limitation pursuant to the Internal Revenue Code (“Code”) or any other applicable federal, state or local law and any guidance issued thereunder.

Pitney Bowes - Confidential

James Arthur Fairweather
August 7, 2024

18.
Section 409A.  Notwithstanding any provision of this Agreement to the contrary, all provisions of this Agreement are intended to comply with Section 409A of the Internal Revenue Code of 1986 (the “Code”), and the applicable Treasury regulations and administrative guidance issued thereunder (collectively, “Section 409A”) or an exemption therefrom and shall be construed and administered in accordance with such intent. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Notwithstanding the foregoing, the Company makes no representations that the payment(s) and benefits provided under this Agreement comply with or are exempt from the requirements of Section 409A and in no event shall the Company or any other Company party be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by you on account of non-compliance with Section 409A. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible.

19.	TIME TO CONSIDER AGREEMENT AND EFFECTIVE DATE:

a.	Acceptance:

Please review this Agreement carefully with the person of your choice, including an attorney, before signing it.  You have twenty-one (21) days from the original date on this Agreement to consider this Agreement.  Changes made to this Agreement after the original date on this Agreement, whether material or immaterial, do not restart this consideration period.

b.	Revocation:

After signing this Agreement, you still have seven (7) calendar days to revoke this Agreement by written notice to the Company (the “Revocation Period”).  If you choose to revoke this Agreement, your written notice of revocation must be received by the Company by 9:00 a.m. on the eighth (8th) calendar day after you sign this Agreement.  You may fax your notice of revocation to Pitney Bowes Business Operations at 518-285-7671 or email it to severance.administration@pb.com.

If you revoke your Agreement, the terms of this Agreement shall become null and void.

c.	Effective Date:

If you do not timely revoke it, this Agreement shall become effective automatically upon the expiration of the Revocation Period (the “Effective Date”), which is the eighth (8th) calendar day after it is executed.

Pitney Bowes - Confidential

James Arthur Fairweather
August 7, 2024

20.	NO ORAL RELIANCE OR UNILATERAL MODIFICATION:

You agree that you have relied only on the terms set forth in this Agreement and not on any representation or statement made by a Company employee, agent or representative, in accepting this Agreement.  The Agreement will not be effective or accepted if modified by you unilaterally without the consent and agreement of the Company.  This Agreement may be modified or changed only if in writing signed by you and the Company or its successors in interest.

21.	NO ADMISSION:

This Agreement does not constitute an admission by the Company of any liability whatsoever, or as an admission by the Company of any violation of your rights, or violation of any order, law, statute, duty, or contract liability to you on the part of the Company, its employees or agents or related companies or their employees or agents.

22.	RESIGNATION OF POSITION:

This Agreement, once signed by you, shall also serve as a resignation by you of all positions, titles and boards that you held as a direct consequence of your employment with the Company effective on your Last Day of Work, unless specifically stated otherwise in this Agreement or in a separate writing contemporaneous or subsequent to the execution of this Agreement. The Company may request, and you agree, to execute a resignation with an earlier resignation date as the case may be.

23.	ATTORNEYS’ FEES:

The Company agrees to reimburse you up to $10,000 for reasonable attorneys'  fees incurred by you relating to the negotiation and documentation of this Agreement and any related agreements.  The Company will report such reimbursement to federal and state tax authorities on an IRS Form 1099 for both you and Vedder Price, and you agree to provide the Company with a completed W-9 Form for both you and Vedder Price with your execution of this Agreement.

24.	STATE LAW:

This Agreement will be governed by and construed and interpreted in accordance with the laws of the State of Connecticut without regard to principles of conflicts of law. You specifically consent to the exclusive jurisdiction and venue in the state and federal courts of Connecticut.

Pitney Bowes - Confidential

James Arthur Fairweather
August 7, 2024

25.	COMPANY NOT PROHIBITED FROM AMENDING ITS PLANS:

Nothing contained herein shall prohibit or be deemed to prohibit the Company from amending, modifying or terminating its employee benefits plans or policies in the ordinary course of business even as those plans and policies may impact you.

26.	ACKNOWLEDGMENTS:

You acknowledge that you: (a) have carefully read this Agreement in its entirety; (b) have been advised by this writing to consult with counsel of your own choosing on all issues relating to this Agreement; (c) have had the opportunity to consider the terms of this Agreement for at least 21 calendar days; (d) are and have been advised by the Company, in this writing, to consult with an attorney of your choice before signing this Agreement; (e) fully understand the significance of all of the terms and conditions of this Agreement, have no physical or mental impairment of any kind that has interfered with your ability to read and understand the meaning of this Agreement or its terms, and have discussed them with an attorney of your choice, or have had a reasonable opportunity to do so;  and (f) are signing this Agreement voluntarily and of your own free will and agree to abide by all of the terms and conditions contained herein.

Very truly yours,

PITNEY BOWES INC.

Lauren Freeman-Bosworth
Executive Vice President, General Counsel and Corporate Secretary

/vra:

Attachments

Pitney Bowes - Confidential

James Arthur Fairweather
August 7, 2024

SEPARATION AGREEMENT AND GENERAL RELEASE PITNEY BOWES INC.

I have read this Separation Agreement and General Release I understand all of its terms.  I enter into and sign this AGREEMENT knowingly and voluntarily, with full knowledge of what it means.

/s/ James Arthur Fairweather
James Arthur Fairweather
8.7.24
Date

Pitney Bowes - Confidential

James Arthur Fairweather
August 7, 2024

UPDATED WAIVER AND RELEASE

DO NOT SIGN THIS UPDATED WAIVER AND RELEASE UNTIL ON OR AFTER YOUR LAST DAY OF WORK

a.
By signing this Updated Waiver and Release, you agree that in exchange for the payments and other benefits and consideration contained in the Separation Agreement and General Release delivered to you on July 23, 2024 (the “Agreement”) to which you are not otherwise entitled, you, on behalf of your heirs, executors, administrators, trustees, legal representatives and assigns, forever release and discharge Pitney Bowes Inc. (“the Company”) and/or its parent, subsidiaries, affiliates, divisions, related business entities, and with respect to each of them, their predecessors, successors, and assigns, employee benefit plans or funds, and with respect to each such entity, all of its or their past, present and/or future directors, officers, attorneys, fiduciaries, representatives, shareholders, agents, employees, heirs, personal representatives, benefit plans, trustees, administrators and assigns, whether acting on behalf of a company entity or in their individual capacities (collectively the “Company Entities”) from any and all claims, actions, suits, demands, obligations, losses, liabilities, debts, obligations for damages (including but not limited to compensatory, exemplary and punitive damages), expenses, back pay, reinstatement, attorneys’ fees and costs whether known or unknown, against any of the Company Entities, arising up to and including the date you sign this Updated Waiver and Release, including but not limited to claims arising under Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Equal Pay Act of 1963; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act of 1990; the Americans With Disabilities Act of 1990; the ADA Amendments Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act of 1988; the National Labor Relations Act; 42 U.S.C. 1981; the Family and Medical Leave Act of 1993; the Connecticut Fair Employment Practices Act; the Connecticut Family and Medical Leave Law; the Connecticut Age Discrimination and Employee Insurance Benefits Law; the Connecticut Smokers’ Rights Law;  and any and all other claims arising under or out of any other federal, state, or local statute, law, constitution, ordinance or regulation or any other claims sounding in tort or contract, including but not limited to claims relating to express or implied contracts, public policy, negligence, personal injury, emotional distress, invasion of privacy, detrimental reliance, promissory estoppel, common law claims or any other claims arising out of or relating to your employment with the Company. Specifically, and without limitation, you waive any rights that you may have under the Pitney Bowes Incentive Program and the Key Incentive Program and agree that no additional cash incentives or payments are owed to you, except as provided herein.

Pitney Bowes - Confidential

James Arthur Fairweather
August 7, 2024

b.
Without detracting in any respect from any other provision of this Updated Waiver and Release, you, in consideration of the payments and benefits provided to you in the Agreement, agree and acknowledge that this Updated Waiver and Release constitutes a knowing and voluntary waiver of all rights or claims you have or may have against the Company Entities as set forth herein, including, but not limited to, all rights or claims arising under the Age Discrimination in Employment Act of 1967 (“ADEA”), as amended, including, but not limited to, all claims of age discrimination in employment and all claims of retaliation in violation of the ADEA.

c.
To the fullest extent of the law and subject to the provisions of paragraph (d) below you represent and affirm that (i) you have not filed or caused to be filed, on your behalf, or are not aware of any lawsuit, complaint or claim for relief against any of the Company Entities, that you do not have a pending claim of unlawful discrimination, harassment, sexual harassment, abuse, assault, or other criminal conduct or retaliation, and you will not file or cause a filing on your behalf any lawsuit, complaint or claim for relief against any of the Company Entities; and (ii) you have no knowledge of any purported improper, unethical or illegal conduct or activities and have not reported any such conduct or activities to any supervisor, manager, department head, Human Resources representative, Corporate Compliance representative, agent or other representative of the Company, to any member of the Company’s legal or compliance departments, to PB Resolve, or to the Ethics Hotline.  You will be deemed to have sued the Company Entities if you elect to participate in and/or accept any settlement from any class action filed against any of the Company Entities.

d.
Nothing in this Updated Waiver and Release shall prohibit or restrict you from (i) making any disclosure of information required by law; (ii) providing information to, or testifying or otherwise assisting in any investigation or proceeding brought by any federal or state regulatory or law enforcement agency or legislative body, any self-regulatory organization, or the Company’s legal or compliance departments; or (iii) testifying, participating in or otherwise assisting in a proceeding relating to an alleged violation of the Sarbanes-Oxley Act or any federal, state or municipal law relating to fraud or any rule or regulation of the Securities and Exchange Commissioner, or any self-regulatory organization.

Pitney Bowes - Confidential

James Arthur Fairweather
August 7, 2024

AFFIRMATIONS:

By signing this Updated Waiver and Release, you affirm as follows: (1)   you have been paid for all hours worked, with the exception of hours worked within the pay period that includes the date you sign this Updated Waiver and Release and/or hours worked subsequent to the date you sign this Updated Waiver and Release, if you sign this Updated Waiver and Release before your receive your final active employee paycheck; (2)  you are not owed any monies from the Company other than any amounts or payment specified in this Updated Waiver and Release, the Agreement, and/or the Benefits Upon Separation attachment; (3) you have not suffered any on-the-job personal injury for which you have not already filed a claim; (4) you have been allowed to take all leave and afforded all other rights to which you are entitled under the Family and Medical Leave Act (FMLA) and under any applicable state family and medical leave laws, which means, among other things, that the Company has not in any way interfered with, restrained or denied your exercise of (or attempt to exercise) any federal and/or state FMLA rights, nor terminated or otherwise discriminated or retaliated against you for exercising (or attempting to exercise) any such rights.

TIME TO CONSIDER UPDATED WAIVER AND RELEASE AND EFFECTIVE DATE:

a.	Acceptance:

Please review this Updated Waiver and Release carefully with the person of your choice, including an attorney, before signing it.  You may not sign this Updated Waiver and Release until your Last Day of Work.

b.	Revocation:

After signing this Updated Waiver and Release, you still have seven (7) calendar days to revoke the Updated Waiver and Release by written notice to the Company (the “Revocation Period”).  If you choose to revoke this Updated Waiver and Release, your written notice of revocation must be received by the Company by 9:00 a.m. on the eighth (8th) calendar day after you sign this Updated Waiver and Release.  You may fax your notice of revocation to Pitney Bowes Business Operations at 518-285-7671 or email it to severance.administration@pb.com.

If you revoke your Updated Waiver and Release, its terms shall become null and void.

c.	Effective Date:

 If you do not timely revoke it, this Updated Waiver and Release shall become effective automatically upon the expiration of the Revocation Period (the “Effective Date”), which is the eight (8th) calendar day after it is executed.

Pitney Bowes - Confidential

James Arthur Fairweather
August 7, 2024

NO ORAL RELIANCE OR UNILATERAL MODIFICATION:

You agree that you have relied only on the terms set forth in this Updated Waiver and Release and not on any representation or statement made by a Company employee, agent or representative, in accepting this Updated Waiver and Release.  The Updated Waiver and Release will not be effective or accepted if modified by you unilaterally without the consent and agreement of the Company.  This Updated Waiver and Release may be modified or changed only if in writing signed by you and the Company or its successors in interest.

ACKNOWLEDGMENTS:

You acknowledge that you: (a) have carefully read this Updated Waiver and Release in its entirety; (b) have had the opportunity to consider the terms of this Updated Waiver and Release for at least 21 calendar days; (c) are and have been advised by the Company, in this writing, to consult with an attorney of your choice before signing this Updated Waiver and Release; (d) fully understand the significance of all of the terms and conditions of this Updated Waiver and Release and have discussed them with an attorney of your choice, or have had a reasonable opportunity to do so;  and (e) are signing this Updated Waiver and Release voluntarily and of your own free will and agree to abide by all of the terms and conditions contained herein.

DO NOT SIGN THIS UPDATED WAIVER AND RELEASE UNTIL ON OR AFTER YOUR LAST DAY OF WORK

/s/ James Arthur Fairweather
James Arthur Fairweather
August 7, 2024
Date

Pitney Bowes - Confidential